Exhibit 10.38

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is entered into this 18th day of August, 2018 (the “Second Amendment Effective Date”) by and between RAMPARTS, LLC, a Nevada limited liability company, formerly known as Ramparts, Inc. (“Landlord”), and ALLIED ESPORTS INTERNATIONAL, INC., a Nevada corporation (“Tenant”).

WITNESSETH

A.                   Landlord and Tenant entered into that certain Lease Agreement dated March 23, 2017, as more particularly described therein, as amended by the First Amendment to Lease Agreement dated March 16, 2018 (collectively, the “Lease”). On February 17, 2018, Tenant subleased the Premises to Esports Arena Las Vegas, LLC, a Delaware limited liability company (“Subtenant”) in accordance with a Consent to Sublease Agreement. All capitalized terms not defined herein shall have the same meaning as defined in the Lease.

B.                  Landlord and Tenant desire to replace Attachment 2, Landlord Provided Food Services, of the Lease.

C.                  Landlord and Tenant also desire to amend certain provisions of the Lease, as more particularly set forth below.

NOW THEREFORE, based upon the covenants and promises contained herein and other good and valuable consideration, Landlord and Tenant mutually agree as follows:

1.	As of the Second Amendment Effective Date, Attachment 2 of the Lease is deleted in its entirety and replaced with Attachment 2 of this Second Amendment.

2.	Except as amended hereby, the Lease shall remain unaltered and in full force and effect.

3.	This Second Amendment may be executed in two or more identical counterparts and may be signed and delivered by facsimile or electronic (i.e., .pdf) transmission. Delivery of this Second Amendment by facsimile or electronic transmission will have the same force and effect as delivery of original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, as of the date first set forth above.

LANDLORD:	TENANT:

RAMPARTS, LLC, a Nevada limited liability company	ALLIED ESPORTS INTERNATIONAL, INC.,
a Nevada corporation

By:	By: /s/

Its:	Its: CEO

ACKNOWLEDGED AND AGREED:

SUBTENANT:

ESPORTS ARENA LAS VEGAS, LLC a
Delaware limited liability company

By: /s/

Its: Director

[Signature Page to Second Amendment to Lease]

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ATTACHMENT 2

LANDLORD PROVIDED FOOD SERVICES

Forming a part of that Lease Agreement between ALLIED ESPORTS INTERNATIONAL, INC., a Nevada corporation (“Tenant”) and Ramparts, LLC, a Nevada limited liability company (“Landlord”), the parties agree as follows:

Landlord will provide to Tenant, on a discounted basis (as specifically described below), food to be sold by Tenant in the Premises (“Landlord Provided Food Services”). Landlord Provided Food Services will be prepared by Landlord from the kitchen of one of Landlord’s existing restaurants outside of the Premises. The initial menu including pricing of Landlord Provided Food Services is attached hereto as Attachment 2-A.

1.) Food in the Premises. Tenant shall only be permitted to sell the food items for consumption within the Premises specified in the menu, as modified from time to time, attached hereto as Attachment 2-A. The food items and pricing set forth in the initial menu may change from time to time as determined by Landlord.

2.) Costing. Landlord shall provide the Landlord Provided Food Services at a discount of twenty percent (20%) off of Landlord’s standard menu prices.

3.) Payment. Tenant shall timely remit all charges associated with the Landlord Provided Food Services. For so long as Landlord is willing to do so, Tenant shall continue to allow Landlord to reconcile Tenant’s cash receipts and process Tenant’s credit card payments, and Landlord may deduct amounts owed to Landlord for Landlord Provided Food Services, on a weekly basis. In the event Landlord no longer undertakes the reconciliations in the preceding sentence, Tenant shall remit payment for the Provided Food Services to Landlord within fifteen (15) days after Landlord’s demand.

4.) Termination. Either party may terminate the Landlord Provided Food Services as provided in this Attachment 2 upon fifteen (15) days’ prior written notice to the either party.

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ATTACHMENT 2-A

LANDLORD PROVIDED FOOD ITEMS INCLUDING PRICING

P r i c i n g r e f l e c t s a 2 0 % d i s c o u n t

Starters (Served in Baskets)

Basket of Fries choice of Ranch or Ketchup 4.50

Chicken Fingers plain, honey mustard or bbq sauce, ranch 10.50

Nachos jalapeños, pico de gallo, guacamole, sour cream, green onion, cilantro, chipotle beer cheese sauce, tortilla chips 10.50

ADD CHILI 2 ADD CHICKEN 3

WINGS

choice of ranch or blue cheese, celery, carrots wing sauces may only be mixed half & half hot • med • honey bbq • teriyaki•

ADD FRIES $2.50

12 (each) 13

18 (each) 16

Salads (Served in Eco Bowl)

Caesar romaine hear ts, pecorino, garlic croutons, dressing 8.50

Cobb avocado, tomato, egg, bacon, blue cheese, greens, classic vinaigrette 10.50

ADD GRILLED CHICKEN 3 • GRILLED SHRIMP 5

Specialties (Served in Baskets)

Spicy Chicken double chicken breast, bacon, pepper jack cheese, chipotle aioli, lettuce, tomato, ciabatta roll 15.50

Cheese Burger ground angus beef patty, onions, white cheddar, lettuce, tomato, brioche bun, choice of fries, kettle chips 14

New York Pastrami swiss, coleslaw, mustard, toasted rye bread 13.50

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